Exhibit 99.(a)(10)

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

ARTICLES SUPPLEMENTARY

THE UNIVERSAL INSTITUTIONAL FUNDS, INC., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST:  The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SECOND:  The Board of Directors of the Corporation (the “Board of Directors”), at a meeting duly convened and held on October 2-3, 2013, adopted resolutions which: (i) increased the total number of shares of stock which the Corporation has authority to issue to eleven billion five hundred million (11,500,000,000) shares of common stock, par value $0.001 per share (“Common Stock”), (ii) established one additional portfolio of Common Stock consisting of two classes, designated as Global Infrastructure Portfolio Class I and Global Infrastructure Portfolio Class II, and (iii) classified 500,000,000 shares of Common Stock as shares of Global Infrastructure Portfolio Class I and 500,000,000 shares of Common Stock as shares of Global Infrastructure Portfolio Class II.

THIRD:  The terms applicable to the classes of Common Stock designated and classified as set forth above, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, as set by the Board of Directors, are the same as the terms of the existing classes of Common Stock which are set forth in the Articles of Restatement of the Corporation, as amended and supplemented (the “Charter”).

FOURTH:  As of immediately before the increase in the number of authorized shares as set forth above, the total number of shares of stock of all classes that the Corporation had authority to issue was ten billion five hundred million (10,500,000,000) shares of Common Stock, having an aggregate par value of ten million five hundred thousand dollars ($10,500,000) and designated and classified in the following portfolios and classes:

NAME OF CLASS	NUMBER OF SHARES OF COMMON STOCK CLASSIFIED AND ALLOCATED
Core Plus Fixed Income Portfolio Class I	500,000,000 shares
Core Plus Fixed Income Portfolio Class II	500,000,000 shares
Emerging Markets Debt Portfolio Class I	500,000,000 shares
Emerging Markets Debt Portfolio Class II	500,000,000 shares
Growth Portfolio Class I	500,000,000 shares
Growth Portfolio Class II	500,000,000 shares
Mid Cap Growth Portfolio Class I	500,000,000 shares
Mid Cap Growth Portfolio Class II	500,000,000 shares
U.S. Real Estate Portfolio Class I	500,000,000 shares
U.S. Real Estate Portfolio Class II	500,000,000 shares
Global Tactical Asset Allocation Portfolio Class I	500,000,000 shares
Global Tactical Asset Allocation Portfolio Class II	500,000,000 shares
Emerging Markets Equity Portfolio Class I	500,000,000 shares
Emerging Markets Equity Portfolio Class II	500,000,000 shares
Capital Preservation Portfolio Class I	500,000,000 shares
Capital Preservation Portfolio Class II	500,000,000 shares
Global Franchise Portfolio Class I	500,000,000 shares
Global Franchise Portfolio Class II	500,000,000 shares
Small Company Growth Portfolio Class I	500,000,000 shares
Small Company Growth Portfolio Class II	500,000,000 shares
Global Real Estate Portfolio Class II	500,000,000 shares
Total	10,500,000,000 shares

FIFTH:  As increased, the total number of shares of stock of all classes that the Corporation has authority to issue is eleven billion five hundred million (11,500,000,000) shares of Common Stock, having an aggregate par value of eleven million five hundred thousand dollars ($11,500,000) and designated and classified in the following portfolios and classes:

NAME OF CLASS	NUMBER OF SHARES OF COMMON STOCK CLASSIFIED AND ALLOCATED
Core Plus Fixed Income Portfolio Class I	500,000,000 shares
Core Plus Fixed Income Portfolio Class II	500,000,000 shares
Emerging Markets Debt Portfolio Class I	500,000,000 shares
Emerging Markets Debt Portfolio Class II	500,000,000 shares
Growth Portfolio Class I	500,000,000 shares
Growth Portfolio Class II	500,000,000 shares
Mid Cap Growth Portfolio Class I	500,000,000 shares
Mid Cap Growth Portfolio Class II	500,000,000 shares
U.S. Real Estate Portfolio Class I	500,000,000 shares
U.S. Real Estate Portfolio Class II	500,000,000 shares
Global Tactical Asset Allocation Portfolio Class I	500,000,000 shares
Global Tactical Asset Allocation Portfolio Class II	500,000,000 shares
Emerging Markets Equity Portfolio Class I	500,000,000 shares
Emerging Markets Equity Portfolio Class II	500,000,000 shares
Capital Preservation Portfolio Class I	500,000,000 shares
Capital Preservation Portfolio Class II	500,000,000 shares
Global Franchise Portfolio Class I	500,000,000 shares
Global Franchise Portfolio Class II	500,000,000 shares
Small Company Growth Portfolio Class I	500,000,000 shares
Small Company Growth Portfolio Class II	500,000,000 shares
Global Real Estate Portfolio Class II	500,000,000 shares
Global Infrastructure Portfolio Class I	500,000,000 shares
Global Infrastructure Portfolio Class II	500,000,000 shares
Total	11,500,000,000 shares

SIXTH:  The aggregate number of shares of stock of all classes that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law, and the shares of Global Infrastructure Portfolio Class I and Global Infrastructure Portfolio Class II have been designated and classified by the Board of Directors under the authority contained in Article FIFTH, Section 3 of the Charter.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to on its behalf by its Secretary on this 3rd day of October, 2013.

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

	By:	/s/ John H. Gernon
John H. Gernon
President

ATTEST:

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

THE UNDERSIGNED, President of THE UNIVERSAL INSTITUTIONAL FUNDS, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

/s/ John H. Gernon
John H. Gernon
President